UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 6, 2022

Oyster Point Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39112	81-1030955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
202 Carnegie Center, Suite 109
Princeton, New Jersey 08540
(Address, including zip code, of Registrant’s principal executive offices)
(609) 382-9032
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2022, the Board of Directors of Oyster Point Pharma, Inc. (the “Company”), after consultation with an independent compensation consultant, approved a program that consisted of one-time equity and cash awards to certain employees, including Jeffrey Nau, the Company’s President, Chief Executive Officer and Director, and Daniel Lochner, the Company’s Chief Financial Officer and Chief Business Officer.

Equity Awards to Named Executive Officers

On July 6, 2022, in addition to the approval of certain other compensatory arrangements, the Board approved the grant of performance units (“PSUs”) to the following named executive officers:

Name	Target PSU Award
Jeffrey Nau, President, Chief Executive Officer and Director	350,000
Daniel Lochner, Chief Financial Officer and Chief Business Officer	300,000

These PSUs were granted pursuant to the Company’s 2019 Equity Incentive Plan. Upon vesting, each PSU will entitle the grantee to receive one share of the Company’s common stock based on the following performance milestones and the executive officer’s continued service with the Company:

•50% of the PSUs will vested on July 6, 2023; and
•The remaining 50% of the PSUs will vest at such time, if any, during the period that begins on July 6, 2023, and ending on July 6, 2024 (the “VWAP Vesting Period”), as the thirty (30)-day volume-weighted average stock price (the “VWAP”) reaches $6.00 (the “VWAP Based Vesting Requirement”). In order to satisfy the VWAP Based Vesting Requirement, the applicable thirty (30) consecutive day period must occur entirely during the VWAP Vesting Period and the VWAP will be measuring during any thirty (30) consecutive trading days during such period.

The foregoing summary of the PSUs is not intended to be complete and is qualified in its entirety by reference to the full text of the PSU forms of grant agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Cash Awards to Named Executive Officers

In addition to the approval of the PSU grants, on July 6, 2022, the Board also approved a one-time discretionary advance payment to certain employees of the Company, including a payment of $189,780 to Dr. Nau and a payment of $105,750 to Mr. Lochner. Each advance payment will be subject to repayment by the employee to the Company in the event such employee separates from the Company without good reason or is terminated for cause (and other than as a result of death or disability) prior to December 31, 2022. The Company currently expects to distribute the one-time discretionary advance payments on July 15, 2022.

The foregoing summary of the one-time discretionary advance payment is not intended to be complete and is qualified in its entirety by reference to the full text of the Form of Executive Employee Retention Equity and Bonus Letter to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.

Date: July 12, 2022	By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D., M.M.S.
President, Chief Executive Officer and Director